                                  MAPINFO CORP.

                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                                       CLASSIFICATION
-------------------------------                                       --------------
Fleet National Bank                                                         Bank
Fleet Investment Advisors, Inc.                                             Bank